Exhibit h.2

Form of Underwriting Agreement

[Name of Underwriter]

[Address]

Ladies and Gentlemen:

Introductory. American Capital Strategies, Ltd., a Delaware corporation (the “Company”), confirms its agreement with the Representatives (as defined below) and each of the other Underwriters named in Schedule A attached hereto and made a part hereof (collectively, the “Underwriters”) with respect to (a) the sale by the Company and purchase by the Underwriters, acting severally and not jointly, of their respective portions of $ • aggregate principal amount of the Company’s • Notes due • (the “Securities”).

The Securities will be issued pursuant to an Indenture dated as of April 26, 2007, by and between the Company, as issuer, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture thereto to be dated as of • (collectively, the “Indenture”).

[Underwriter] and [Underwriter] have agreed to act as representatives of each of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Securities.

The Company has filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”) and the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Investment Company Act”), a registration statement on Form N-2 for the offer and sale of an aggregate amount of $5,000,000,000 of securities (File No. 333-142398), which registration statement became effective on June 5, 2007, a copy of which has heretofore been delivered to you.

The Company proposes to file with the Commission pursuant to Rule 497 under the Securities Act, a supplement, dated as of •, to the final prospectus dated as of June 5, 2007, relating to the Securities and the method of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Securities set forth therein. Such registration statement, including the exhibits thereto, as amended at the date hereof, is hereinafter called the “Registration Statement”; such prospectus, in the form in which it was included in the Registration Statement at the time it was declared effective, is hereinafter called the “Basic Prospectus”; such supplement to the Basic Prospectus, in the form in which it will be filed with the Commission pursuant to Rule 497 under the Securities Act, is hereinafter called the “Prospectus Supplement” and the Basic Prospectus and Prospectus Supplement together are hereinafter called the “Prospectus.” The Prospectus, subject to completion, used in connection with a public offering is called a “Preliminary Prospectus,” and any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the Preliminary Prospectus most recently filed pursuant to Rule 497 under the Securities Act as of the date hereof. All references in this underwriting agreement (this “Agreement”) to the Registration Statement, the Preliminary Prospectus, the

Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed, as applicable, with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”).

The Company hereby confirms its agreements with the Underwriters as follows:

Section 1. Representations and Warranties of the Company. The Company represents, warrants and covenants to each Underwriter, as of the date hereof, as of the Applicable Time (as defined in Section 1(a) hereof) and as of the Closing Date (as defined in Section 2(b) hereof), and agrees with each Underwriter as follows:

(a) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. No order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission.

The Prospectus when filed complied in all material respects with the Securities Act and Investment Company Act and the rules and regulations thereunder. On each of the following dates, being (a) the date hereof, (b) when the Registration Statement became effective, (c) when the Prospectus Supplement is first filed pursuant to Rule 497 under the Securities Act, (d) when, prior to the Closing Date, any other amendment to the Registration Statement becomes effective, (e) when, prior to the Closing Date, any supplement to the Prospectus is filed with the Commission, (f) at the Closing Date, (1) the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time, complied or will comply in all material respects with the applicable requirements of the Securities Act and Investment Company Act and the rules thereunder, (2) the Registration Statement, as amended as of any such time, did not, does not and will not contain any untrue statement of a material fact and did not, does not and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (3) the Prospectus, as amended or supplemented as of any such time, did not and will not contain an untrue statement of a material fact, did not and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of the Applicable Time, the most recent Preliminary Prospectus and the information included on Exhibit C hereto (which information the Underwriters have informed the Company is being conveyed orally by the Underwriters to prospective purchasers at or prior to the Underwriters’ confirmation of sales of the Securities in the public offering), all considered together (collectively, the “Pricing Disclosure Package”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement, any Rule 462(b) Registration Statement, or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company by such Underwriter in writing expressly for use therein.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means              p.m. (Eastern Time) on • which is the time at which the Underwriters will be first confirming sales of Securities to investors, or such other time as agreed by the Company and each Underwriter; provided that, if, subsequent to the date of this Agreement, the Company and each Underwriter have determined that the Pricing Disclosure Package included an untrue statement of material fact or omitted a statement of material fact necessary to make the information therein not misleading, and have agreed, in connection with the public offering of the Securities, to provide an opportunity to purchasers to terminate their old contracts and enter into new contracts, then “Applicable Time” will refer to the information available to purchasers at the time of entry into the first such new contract.

(b) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(c) Authorization of Indenture. The Indenture has been duly authorized, executed and delivered by the Company; the Indenture has been duly qualified under the Trust Indenture Act; the Indenture, assuming due authorization, execution and delivery of the Indenture by the Trustee, constitutes a legally valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Indenture conforms in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus.

(d) Authorization of the Securities. The Securities have been duly authorized by the Company and when the Securities are executed and delivered by the Company and duly authenticated and issued by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, such Securities will constitute legally valid and binding obligations of the Company, entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles. The Securities conform in all material respects to the description thereof contained in the Pricing Disclosure Package and Prospectus.

(e) No Applicable Registration or Other Similar Rights. There is no person with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the public offering contemplated by this Agreement, except for such rights as have been duly waived.

(f) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity (any such change or effect, where the context so requires, is called a “Material Adverse Change” or a “Material Adverse Effect”); (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or, except for dividends paid to the Company or other subsidiaries, any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock.

(g) Independent Accountants. Ernst & Young LLP, who have expressed their opinion with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) filed with the Commission as a part of the Registration Statement and the financial statements included in the Prospectus, are independent public or certified public accountants as required by the Securities Act and the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), and to the Company’s knowledge, are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002, as amended, and the rules of the Commission promulgated thereunder (the “Sarbanes-Oxley Act”).

(h) Preparation of the Financial Statements. The financial statements filed with the Commission as a part of the Registration Statement and the financial statements included in the Pricing Disclosure Package and the Prospectus present fairly the financial position of the Company and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified. The supporting schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. Such financial statements and any supporting schedules, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. The financial data set forth in the Pricing Disclosure Package and the Prospectus under the captions “Prospectus Summary—Consolidated Summary Financial Data,” “Consolidated Selected Financial Data” and “Capitalization” fairly present the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement and in the Pricing Disclosure Package and the Prospectus.

(i) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remedied) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has made the evaluations of the Company’s disclosure controls and procedures required under Rule 13a-15 under the Exchange Act and such disclosure controls and procedures are effective.

(j) Subsidiaries of the Company. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than entities in which it has an investment (each, a “Portfolio Company”) and the subsidiaries listed in Item 27 of the Registration Statement. The term “subsidiary” as used in this Agreement shall be deemed to exclude each Portfolio Company.

(k) Incorporation and Good Standing of the Company and its Subsidiaries. Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation, partnership, limited liability company or statutory trust, as the case may be, in good standing under the laws of the jurisdiction in which it is organized with full entity power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation, partnership, limited liability company or statutory trust, as the case may be, and is in good standing under the laws of each jurisdiction that requires such qualification (except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect).

(l) Capitalization of the Subsidiaries. All the outstanding shares of capital stock or interests of each subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Pricing Disclosure Package and the Prospectus, the Registration Statement, all outstanding shares of capital stock or interests of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interests, claims, liens or encumbrances.

(m) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company are as set forth in the Prospectus under the caption “Capitalization” (other than for subsequent issuances, if any, pursuant to employee benefit plans described in the Pricing Disclosure Package and the Prospectus or upon exercise of outstanding options described in the Prospectus).

(n) No Consents, Approvals or Authorizations Required. No consent, approval, authorization, filing with or order of any court or governmental agency or regulatory body is required in connection with the transactions contemplated by this Agreement or the Indenture, except as have been obtained or made under the Securities Act, the Investment Company Act and such as may be required (i) under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in Pricing Disclosure Package and the Prospectus, and (ii) by the NASD.

(o) No Defaults or Violations. Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter, by-laws, or other organizational document (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except any such violation or default which would not, singly or in the aggregate, result in a Material Adverse Change and except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus. All stockholder consents or approvals for acts requiring such consents or approvals have been obtained by the Company.

(p) No Actions, Suits or Proceedings. Except as otherwise disclosed in the Pricing Disclosure Package and the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) could reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the Indenture or the consummation of any of the transactions contemplated by this Agreement or the Indenture or (ii) could reasonably be expected to result in a Material Adverse Change.

(q) All Necessary Permits, Etc. The Company and each subsidiary possess such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and neither the Company nor any subsidiary has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Change.

(r) Title to Properties. The Company and each of its subsidiaries has good and, in the case of any real property, good and marketable, title to all the properties and assets reflected as owned by it in the financial statements included in the Pricing Disclosure Package and the Prospectus, in each case free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or such subsidiary. The real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or such subsidiary.

(s) No Transfer Taxes or Other Fees. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Securities.

(t) Intellectual Property Rights. The Company and each of its subsidiaries owns or possesses adequate rights to use all trade secrets, know how, trademarks, service marks, trade names and copyrights which are necessary to conduct its businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as would not have a Material Adverse Effect.

(u) BDC Election; RIC. The Company has duly filed with the Commission, pursuant to Section 54(a) of the Investment Company Act, a duly completed and executed Form N-54A, pursuant to which the Company has elected to be subject to the provisions of Sections 55 through 65 of the Investment Company Act (the “Company BDC Election”); the Company has not filed with the Commission any notice of withdrawal of the Company BDC Election pursuant to Section 54(c) of the Investment Company Act; the Company BDC Election remains in full force and effect, and, to the Company’s actual knowledge, no order of suspension or revocation of such election under the Investment Company Act has been issued or proceedings therefor initiated or threatened by the Commission. The provisions of the charter and the bylaws (the “By Laws”) of the Company do not violate the applicable requirements of the Investment Company Act and the rules and regulations thereunder in any material respect, and the provisions of such charter and By Laws are in full force and effect; the descriptions in the Pricing Disclosure Package and the Prospectus under the captions “Business-Investment Objectives” and “Regulation” do not violate the applicable requirements of the Investment Company Act in any material respect. The Company has been and is in compliance in all material respects with the terms and conditions of the Securities Act and the Investment Company Act. As required by Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), the Company has been at all relevant times and is in compliance with requirements to qualify as a regulated investment company under the Code. The Company is not registered or required to be registered (including as a consequence of the offering of Securities described hereunder) as an investment company under the Investment Company Act.

(v) No Price Stabilization or Manipulation. Neither the Company nor any of its subsidiaries has taken or will take, directly or indirectly, any action designed to or that might be reasonably expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(w) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any subsidiary or any other person required to be described in the Pricing Disclosure Package and the Prospectus which have not been described as required. Since July 30, 2002, the Company has not, in violation of the Sarbanes-Oxley Act, directly or indirectly, including through a subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any executive officer or director of the Company.

(x) No Unlawful Contributions or Other Payments. Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge, any employee or agent of the Company or any subsidiary, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character required to be disclosed in the Pricing Disclosure Package and the Prospectus.

(y) ERISA Compliance. The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Code, which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) that has not been waived under ERISA has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any material “amount of unfounded benefit liabilities” (as defined under ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code, including the American Capital Strategies, Ltd. Investment and Employee Stock Ownership Plan (the “ESOP”), is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

The Company has not received any notification of any investigation, examination, audit or review of any type by or with the Internal Revenue Service or Department of Labor regarding or in connection with any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates other than the notification relating to the tax year ended September 1997 of the Company by the Internal Revenue Service with respect to the Form 1120.

(z) Compliance with Securities Laws. The documents filed by the Company with the Commission complied and will comply in all material respects with the requirements of the Exchange Act, as of their filing dates, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(aa) Reports Filed. The Company has filed all reports required to be filed pursuant to the Securities Act, the Investment Company Act and the Exchange Act.

(bb) Conditions for Use of Form N-2. The Company has satisfied the conditions for the use of Form N-2, as set forth in the general instructions thereto, with respect to the Registration Statement and Rule 415(a)(1) of the Act.

(cc) Sarbanes-Oxley Act Compliance. The Company and its officers have complied in all material respects with the Sarbanes-Oxley Act including Sections 302 and 906 thereunder.

(dd) Officer Certificates. Any certificate signed by an officer of the Company and delivered to the Representatives or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters set forth therein.

(ee) No Conflict. The performance of this Agreement and the Indenture and the consummation of the transactions contemplated in this Agreement and the Indenture will not (a) result in any violation of the Company’s charter or the By Laws or (b) result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company is a party or by which its properties are bound, or any applicable statute, rule or regulation or any order, writ or decree of any court, government or governmental agency or body having jurisdiction over the Company or any of its subsidiaries, or over any of their properties or operations.

Section 2. Purchase, Sale and Delivery of the Securities.

(a) The Securities. On the basis of the representations, warranties and agreements herein contained and upon the terms and conditions set forth herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees to purchase, severally and not jointly, from the Company at a purchase price (the “Purchase Price”) of •% of the principal amount of the Securities, the aggregate principal amount of Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof.

(b) Payment.

(i) Payment of the Purchase Price, and delivery of the Securities shall be made at the offices of Arnold & Porter LLP, Thurman Arnold Building, 555 Twelfth Street, N.W., Washington, D.C. 20004-1206 (or at such other place as may be agreed upon by the Company and the Representatives) at • (Eastern Time) on the • full business day following the date of this Agreement or at such other time and date not later than seven (7) full business days following the first day that Securities are traded, as the Representatives and the Company may determine, or at such time and date to which payment and delivery shall have been postponed pursuant to Section 8 hereof (the “Closing Date”). If the Company has not made available to the Representatives copies of the Prospectus within the time provided in Sections 2(e) and 3(d) hereof, the Representatives may, in their sole discretion, postpone the Closing Date until no later than two (2) business days following delivery of copies of the Prospectus to the Representatives.

(ii) Payment for the Securities shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company. It is understood that each Representative has been authorized, for its own account and the accounts of the Underwriters, to accept delivery of and receipt for and make payment of the purchase price for, the Securities the Underwriters have agreed to purchase. [Underwriter] and [Underwriter], individually and not as Representatives of the Underwriters, may (but shall not be obligated to)

make payment for any Securities to be purchased by any Underwriter whose funds shall not have not been received by Representatives by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

(c) Public Offering of the Securities. The Representatives hereby advise the Company that the Underwriters intend to offer for sale to the public, as described in the Prospectus, their respective portions of the Securities as soon after this Agreement has been executed as the Representatives, in their sole judgment, have determined is advisable and practicable.

(d) Delivery of the Securities. On the Closing Date, the Company, through the facilities of The Depository Trust Company (“DTC”), shall deliver or cause to be delivered a securities entitlement with respect to the Securities to the Representatives for the accounts of each Underwriter against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters. Upon delivery, the Securities shall be registered in the name of Cede & Co., as nominee for DTC.

(e) Delivery of Prospectus to the Underwriters. Not later than 12:00 noon (Eastern Time) on the second business day following the date the Securities are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representatives shall request.

Section 3. Covenants of the Company. The Company covenants and agrees with each Underwriter as follows:

(a) Registration Statement and Prospectus. The Company will promptly advise the Underwriters (i) when, during any period that a prospectus relating to the Securities is required to be delivered under the Securities Act, any amendment to the Registration Statement affecting the Securities shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or the Prospectus, or for any additional information, affecting or in respect of the Securities, and (iii) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement affecting the Securities or the institution or threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will not file any amendment to the Registration Statement affecting the Securities or any supplement to the Prospectus unless the Company has furnished you with a copy for your review prior to filing, and will not file any such proposed amendment or supplement to which you reasonably object, in any event until after the end of the period during which a prospectus is required to be delivered to purchasers of the Securities under the Securities Act. Subject to the foregoing sentence, the Company will cause the Prospectus Supplement to be transmitted to the Commission for filing pursuant to Rule 497 under the Securities Act. The Company will use its best efforts to prevent the issuance of any order suspending the effectiveness of the Registration

Statement affecting the Securities and, if issued, to obtain as soon as possible the withdrawal thereof. The Company will timely file the requisite copies of the Prospectus with the Commission pursuant to Rule 497(c) or Rule 497(h) of the Securities Act, whichever is applicable or, if applicable, will timely file the certification permitted by Rule 497(j) of the Securities Act and will advise the Representatives of the time and manner of such filing.

(b) Blue Sky Compliance. The Company will cooperate with the Representatives and counsel for the Underwriters in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions (both national and foreign) as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation, be subject to taxation or to file a general consent to service of process in any jurisdiction where it is not now so qualified, subject to taxation or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Securities.

(c) Amendments and Supplements to the Prospectus and Other Matters. The Company will comply with the Securities Act, the Exchange Act, the Investment Company Act and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or a dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representatives (upon the advice of counsel for the Underwriters), it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission, and furnish at its own expense to the Underwriters and to dealers, an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law.

(d) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Representatives, without charge, during the period beginning on the date hereof and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or a dealer (the “Prospectus Delivery Period”), as many copies of the Prospectus, and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as reasonably requested by the Representatives.

(e) Earnings Statement. As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement (which need not be audited) covering the twelve-month period ending December 31, 2007 that satisfies the provisions of Section 11(a) of the Securities Act.

(f) Securities Laws Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act and in material compliance with Sections 302, 404 and 906 of the Sarbanes-Oxley Act.

Section 4. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties of the Company in Section 1 hereof, as of the date hereof, the Applicable Time and the Closing Date, as if then made, to the timely performance by the Company of its covenants and other obligations hereunder, and to each of the following additional conditions:

(a) Compliance with Registration Requirements; No Stop Order; No Objection from the NASD. No order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of counsel to the Underwriters; and the NASD shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(b) Corporate Proceedings. All corporate proceedings and other legal matters in connection with this Agreement, the Indenture, the form of Registration Statement and the Prospectus, and the registration, authorization, issue, sale and delivery of the Securities, shall have been reasonably satisfactory to counsel to the Underwriters, and such counsel shall have been furnished with such papers and information as they may reasonably have requested to enable them to pass upon the matters referred to in this Section 4.

(c) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any Material Adverse Change from that set forth in the Registration Statement or the Pricing Disclosure Package and the Prospectus (excluding any amendment or supplement filed after the date hereof), which makes it, in the Representatives’ sole judgment, impracticable or inadvisable to proceed with the public offering of the Securities as contemplated by the Pricing Disclosure Package and the Prospectus.

(d) Opinion of Counsel for the Company. You shall have received on the Closing Date, an opinion of Arnold & Porter LLP, counsel for the Company, substantially in the form of Exhibit A attached hereto, dated the Closing Date, addressed to the Underwriters and with reproduced copies or signed counterparts thereof for each of the Underwriters. Counsel rendering the opinion contained in Exhibit A may rely as to questions of law not involving the laws of the United States or the States of New York and Delaware upon opinions of local counsel, and as to questions of fact upon representations or certificates of officers of the

Company and of government officials, in which case their opinion is to state that they are so relying and that they have no knowledge of any material misstatement or inaccuracy in any such opinion, representation or certificate.

(e) Opinion of Counsel for the Underwriters. The Underwriters shall have received on the Closing Date, an opinion of Troutman Sanders LLP, substantially in the form of Exhibit B hereto. The Company shall have furnished to such counsel such documents as they may have requested for the purpose of enabling them to pass upon such matters.

(f) Accountants’ Comfort Letter. You shall have received on the Closing Date, a letter from Ernst & Young LLP addressed to the Underwriters, dated the Closing Date, confirming that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act and based upon the procedures described in such letter delivered to you concurrently with the execution of this Agreement (herein called the “Original Letter”), but carried out to a date not more than four (4) business days prior to the Closing Date, (i) confirming, to the extent true, that the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date, and (ii) setting forth any revisions and additions to the statements and conclusions set forth in the Original Letter which are necessary to reflect any changes in the facts described in the Original Letter since the date of such letter, or to reflect the availability of more recent financial statements, data or information. The letter shall not disclose any change in the condition (financial or otherwise), earnings, operations, business or business prospects of the Company and its subsidiaries considered as one enterprise from that set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus, which, in the Representatives’ sole judgment, is material and adverse and that makes it, in the Representatives’ sole judgment, impracticable or inadvisable to proceed with the public offering of the Securities as contemplated by the Prospectus. The Original Letter from Ernst & Young LLP shall be addressed to or for the use of the Underwriters in form and substance satisfactory to the Underwriters and shall (i) represent, to the extent true, that they are independent certified public accountants with respect to the Company within the meaning of the Securities Act, (ii) set forth their opinion with respect to their examination of the balance sheets including the schedule of investments of the Company as of December 31, 2006 and December 31, 2005 and related statements of operations, shareholders’ equity and cash flows for the twelve (12) months ended December 31, 2006, December 31, 2005 and December 31, 2004, and (iii) state that Ernst & Young LLP has performed the procedures set out in Statement on Auditing Standards No. 100 for a review of interim financial information on the financial statements for the three month periods ended March 31, 2007 and 2006 (the “Quarterly Financial Statements”), and that in the course of such review, nothing came to their attention that leads them to believe that any material modifications need to be made to the Quarterly Financial Statements in order for them to be in compliance with generally accepted accounting principles consistently applied during the periods presented, and (iv) address other matters agreed upon by Ernst & Young LLP and you.

(g) Officers’ Certificate. You shall have received on the Closing Date a certificate of the Company, dated the Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of the Company, to the effect that, and you shall be satisfied that:

(i) The representations and warranties of the Company in this Agreement are true and correct, as if made on and as of the Applicable Time or Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) No order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act;

(iii) When the Registration Statement became effective and at all times subsequent thereto up to the delivery of such certificate, the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained all material information required to be included therein by the Securities Act, the Investment Company Act or the Exchange Act, as the case may be, and in all material respects conformed to the requirements of the Securities Act, the Investment Company Act or the Exchange Act, as the case may be, the Registration Statement and the Prospectus, and any amendments or supplements thereto, did not and does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth; and as of the Applicable Time, the Pricing Disclosure Package did not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

(iv) Subsequent to the respective dates as of which information is given in the Pricing Disclosure Package and the Prospectus, there has not been (a) any Material Adverse Change, (b) any transaction that is material to the Company and its subsidiaries considered as one enterprise, except transactions entered into in the ordinary course of business, (c) any obligation, direct or contingent, that is material to the Company and its subsidiaries considered as one enterprise, incurred by the Company or its subsidiaries, except obligations incurred in the ordinary course of business and any obligations under this Agreement, (d) any change in the capital stock or outstanding indebtedness of the Company or any of its subsidiaries that is material to the Company and its subsidiaries considered as one enterprise, (e) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its subsidiaries, (f) any loss or damage (whether or not insured) to the property of the Company or any of its subsidiaries which has been sustained or will have been sustained which has a Material Adverse Effect, or (g) any downgrading in the rating accorded the Securities, or securities that are pari passu to the Securities, by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act) and no such organization shall have given any notice of any intended or potential downgrading or of any review for a possible change with possible negative implications in its ratings of such securities.

(h) Compliance with Prospectus Delivery Requirements. The Company shall have complied with the provisions of Sections 2(e) and 3(d) hereof with respect to the furnishing of Prospectus.

(i) Additional Documents. At the Closing Date, the Representatives and counsel for the Underwriters shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

(j) Termination of Agreement. If any condition specified in this Section 4 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representatives by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 5 (Payment of Expenses), Section 6 (Reimbursement of Underwriters’ Expenses), Section 7 (Indemnification and Contribution) and Section 10 (Representations and Indemnities to Survive Delivery) shall at all times be effective and shall survive such termination.

Section 5. Payment of Expenses. The Company agrees to pay all costs, fees and expenses incurred in connection with performance of its obligations hereunder and in connection with the transactions contemplated under this Agreement and the Indenture, including, without limitation, (i) all expenses incident to the issuance and delivery of the Securities (including all printing and engraving costs), (ii) all fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee, (iii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Underwriters, (iv) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (v) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Preliminary Prospectus and the Prospectus, and all amendments and supplements thereto, this Agreement and the Indenture, (vi) all filing fees, distribution fees, attorneys’ fees and expenses incurred by the Company or the Underwriters in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the state securities or blue sky laws or any other country, including, if requested by the Representatives, the preparation by counsel for the Underwriters and printing of a “Blue Sky Survey,” an “International Blue Sky Survey” or other memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (vii) the filing fees incident to, and the reasonable fees and expenses of counsel for the Underwriters in connection with, the NASD review and approval of the Underwriters’ participation in the offering and distribution of the Securities, (viii) any fees payable in connection with the rating of the Securities and (ix) all other fees, costs and expenses referred to in or all of Part C of the Registration Statement. Except as provided in this Section 5, Section 6, and Section 7, hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel and costs and expenses incident to the preparation and undertaking of any “road show” presentations to be made to prospective investors (except the travel and accommodation expenses of the Company’s employees).

Section 6. Reimbursement of Underwriters’ Expenses. If this Agreement is terminated by the Representatives pursuant to Section 4, or if the sale to the Underwriters of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company to perform any agreement herein or to comply with any provision hereof, the Company agrees to reimburse the Underwriters (or such Underwriters as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Underwriters (or by such terminating Underwriters, as the case may be) in connection with the proposed purchase and the public offering and sale of the Securities, including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 7. Indemnification and Contribution.

(a) Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and their respective officers, directors, employees, agents and representatives, and each person, if any, who controls any Underwriter within the meaning of the Securities Act and the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter, director, officer, employee, agent or representative or such controlling person may become subject, under the Securities Act, the Investment Company Act, the Exchange Act, any U.S. federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based (i) upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A or Rule 497 under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) upon any untrue statement or alleged untrue statement of a material fact contained in the Pricing Disclosure Package, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each such Underwriter, director, officer, employee, agent, representative or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by the Underwriters) as such expenses are reasonably incurred by such Underwriter, director, officer, employee, agent, representative or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto). The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

(b) Indemnification of the Company, its Directors and Officers. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company or any such director, officer or controlling person may become subject, under the Securities Act, the Investment Company Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter, which consent shall not be unreasonably withheld), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue or alleged untrue statement of a material fact contained in any Preliminary Prospectus or the Prospectus Supplement (or any amendments or supplements thereto), or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus or the Prospectus Supplement (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by the Representatives expressly for use therein; and to reimburse the Company or any of its respective directors, officers or controlling persons for any legal and other expense reasonably incurred by the Company, or any of its respective directors, officers or controlling persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action. The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c) Information Provided by the Underwriters. The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Prospectus Supplement (or any amendment or supplement thereto) are the statements set forth under the caption “Underwriting” in the Prospectus Supplement as follows: (i) the sentences related to concessions and re-allowances in the • paragraph, (ii) the sentences related to stabilization and syndicate covering transactions in the • paragraph and (iii) the sentence related to the principal business addresses of the Representatives in the • paragraph and the Underwriters confirm that such statements are correct.

(d) Notifications and Other Indemnification Procedures. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 7 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Representatives in the case of Section 7(b) and Section 8), representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(e) Settlements. The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 7(d) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than sixty (60) days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes (i) an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(f) Contribution.

(i) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof), then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the public offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.

(ii) The relative benefits received by the Company and the Underwriters shall be deemed to be in the same proportion as each of (x) the total net proceeds from the offering of Securities pursuant to this Agreement (before deducting expenses) received by the Company, as set forth in the table on the cover page of the Prospectus Supplement and (y) the total underwriting discount and commission received by the Underwriters, as set forth in the table on the cover page of the Prospectus Supplement, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

(iii) The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(iv) The Company and Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(f) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

(v) Notwithstanding the provisions of this Section 7(f), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 7(f) to contribute are several in proportion to their respective underwriting obligations and not joint.

(g) Timing of Any Payments of Indemnification. Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred, but in all cases, no later than thirty (30) days of invoice to the indemnifying party.

(h) Survival. The indemnity and contribution agreements contained in this Section 7 and the representation and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, their respective officers or employees, or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Securities and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

(i) Acknowledgments of Parties. The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Securities Act and the Exchange Act.

Section 8. Default by One or More of the Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase under this Agreement, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed ten percent (10%) of the aggregate principal amount of the Securities to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportions that the aggregate principal amount of Securities set forth opposite their respective names on Schedule A bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs exceeds ten percent (10%) of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 5 and Section 7 shall at all times be effective and shall survive such termination. In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected.

Section 9. Termination of this Agreement. Prior to the Closing Date, this Agreement may be terminated by the Representatives, by notice given to the Company if (a) at any time (i) a downgrading in the rating accorded the Securities, or securities that are pari passu to the Securities, by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act) occurs or any such organization shall have given any notice of any intended or potential downgrading or of any review for a possible change with possible negative implications in its ratings of such securities, (ii) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by The NASDAQ Global Select Market, or trading in securities generally on either The NASDAQ Global Select Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (iii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; (iv) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective change in United States’ or international political, financial or economic conditions, as in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities; (v) in the judgment of the Representatives there shall have occurred any Material Adverse Change; or (vi) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Representatives may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured; or (b) in the case of any of the events specified in clauses (a)(i)-(vi) of this Section 9, such event singly or together with any other event, makes it, in your judgment, impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities in the manner and on the terms contemplated in the Prospectus. Any termination pursuant to this Section 9 shall be without liability on the part of any party to any other party except that the Company shall be obligated to reimburse the expenses of the Underwriters pursuant to Section 6 hereof and the provisions of Section 7 shall survive such termination and remain effective at all times.

Section 10. Representations and Indemnities to Survive Delivery. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

Section 11. Notices. All communications hereunder shall be in writing and shall be mailed or hand delivered to the parties hereto as follows:

If to the Representatives:

[Underwriter]

[Underwriter]

If to the Company:

American Capital Strategies, Ltd.

2 Bethesda Metro Center

14th Floor

Bethesda, Maryland 20814

Attention: Compliance Officer

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Underwriters pursuant to Section 8 hereof, and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7, and to their respective successors, and personal representatives, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Securities as such from any of the Underwriters merely by reason of such purchase.

Section 13. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 14. Governing Law Provisions.

(a) Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the state of New York applicable to agreements made and to be performed in such state.

(b) Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal or state courts of the United States of America located in the Southern District of New York and borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

(c) General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Section 15. No Fiduciary Duty. The Company hereby acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the purchase price of the Securities and any related discounts or commissions, is an arm’s-length commercial transaction between the Company, on one hand, and the Underwriters or any affiliate through which they may be acting, on the other, (b) in connection therewith and with the process leading to such transaction, each Underwriter is acting solely as principal and not as an agent or fiduciary of the Company, or its stockholders, creditors, employees or any other party, (c) its engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity, (d) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement and (e) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering and has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

AMERICAN CAPITAL STRATEGIES, LTD.

By:
Name:
Title:

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The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

On their behalf:

[UNDERWRITER]

By:
Name:
Title:

[UNDERWRITER]

By:
Name:
Title:

SCHEDULE A

Underwriters	Aggregate Principal Amount of Securities

EXHIBIT A

Matters to be Covered in the Opinion of Company Counsel

A-1

Exhibit B

Matters to be Covered in the Opinion of Underwriters’ Counsel

B-1

EXHIBIT C

Orally Conveyed Information